                                                                   Exhibit 10.18

--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT


                                  by and among


                               ICONIXX CORPORATION
                                   ("Iconixx")


                              LEAD DOG DESIGN, INC.
                                 (the "Company")


                                       and


                  THE STOCKHOLDERS OF THE LEAD DOG DESIGN, INC.
                              (the "Stockholders")



                             Dated February 23, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
Recitals............................................................................1
ARTICLE I DEFINITIONS...............................................................1
      1.1.     Definitions..........................................................1
               -----------
ARTICLE II STOCK PURCHASE...........................................................6
      2.1.     Stock Purchase.......................................................6
               --------------
      2.2      Payment of Purchase Price............................................6
      2.3      Funded Indebtedness Adjustment.......................................7
      2.4      Intentionally Left Blank.............................................7
      2.5      Financial Condition..................................................7
      2.6      Closing..............................................................7
      2.7      Escrow Arrangements..................................................7
      2.8      Closing Audit........................................................8
      2.9      Post-Closing Net Working Capital Adjustment..........................8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
      COMPANY AND THE STOCKHOLDERS..................................................9
      3.1.     Capitalization.......................................................9
               --------------
      3.2.     No Liens on Shares...................................................9
               ------------------
      3.3.     Subsidiaries.........................................................9
               ------------
      3.4.     Other Rights to Acquire Capital Stock................................9
               -------------------------------------
      3.5.     Due Organization.....................................................9
               ----------------
      3.6.     Due Authorization....................................................10
               -----------------
      3.7.     Financial Statements.................................................10
               --------------------
      3.8.     Certain Actions......................................................11
               ---------------
      3.9.     Properties...........................................................12
               ----------
      3.10.    Licenses and Permits.................................................13
               --------------------
      3.11.    Intellectual Property................................................13
               ---------------------
      3.12.    Compliance with Laws.................................................14
               --------------------
      3.13.    Insurance............................................................14
               ---------
      3.14.    Employee Benefit Plans...............................................14
               ----------------------
      3.15.    Contracts and Agreements.............................................15
               ------------------------
      3.16.    Claims and Proceedings...............................................16
               ----------------------
      3.17.    Taxes................................................................16
               -----
      3.18.    Personnel............................................................18
               ---------
      3.19.    Business Relations...................................................18
               ------------------
      3.20.    Accounts Receivable; Accounts Payable; Customer Deposits;
               ---------------------------------------------------------
               Customer Revenues and Deferred Revenues..............................18
               ---------------------------------------
      3.21.    Bank Accounts; Investments...........................................19
               --------------------------
      3.22.    Customer Claims......................................................19
               ---------------
      3.23.    Brokers..............................................................19
               -------
      3.24.    Affiliated Transactions..............................................19
               -----------------------


      3.25.    Funded Indebtedness; Letters of Credit; Undisclosed Liabilities......21
               ---------------------------------------------------------------
      3.26.    Year 2000............................................................21
               ---------
      3.27.    Information Furnished................................................21
               ---------------------
ARTICLE IV ICONIXX'S REPRESENTATIONS AND WARRANTIES.................................22
      4.1.     Due Organization of Iconixx..........................................22
               ---------------------------
      4.2.     Due Authorization....................................................22
               -----------------
      4.3.     No Brokers...........................................................22
               ----------
      4.4.     Investment...........................................................22
               ----------
      4.5.     Information Furnished................................................22
               ---------------------
      4.6.     Capital Stock and Related Matters....................................22
               ---------------------------------
      4.7.     Authorization of the Stock...........................................23
               --------------------------
      4.8      Financial Statements.................................................23
               --------------------
      4.9      Compliance with Laws.................................................23
               --------------------
      4.10     Claims and Proceedings...............................................23
               ----------------------
ARTICLE V PRE-CLOSING COVENANTS OF THE COMPANY, ICONIXX
      AND THE STOCKHOLDERS..........................................................24
      5.1.     Consents of Others...................................................24
               ------------------
      5.2.     Stockholders' Efforts................................................24
               ---------------------
      5.3.     Powers of Attorney...................................................24
               ------------------
      5.4.     Conduct of Business by the Company Pending Closing...................24
               --------------------------------------------------
      5.5.     Conduct of Business by Iconixx Pending Closing.......................25
               ----------------------------------------------
      5.6.     Access by Iconixx Before Closing.....................................25
               --------------------------------
      5.7.     Access by the Stockholders Before Closing............................25
               -----------------------------------------
ARTICLE VI POST-CLOSING COVENANTS...................................................26
      6.1.     General..............................................................26
               -------
      6.2.     Transition...........................................................26
               ----------
      6.3.     Confidentiality......................................................26
               ---------------
      6.4.     Covenant Not to Compete..............................................27
               -----------------------
      6.5.     Additional Matters...................................................27
               ------------------
      6.6.     Litigation Support...................................................29
               ------------------
      6.7.     Audits...............................................................29
               ------
      6.8.     Minimum Cash as of the Closing.......................................29
               ------------------------------
      6.9.     Iconixx's Stock Options..............................................29
               -----------------------
ARTICLE VII CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING..............30
      7.1.     Conditions to Iconixx's Obligations..................................30
               -----------------------------------
      7.2.     Conditions to the Stockholders' and the Company's Obligations........32
               -------------------------------------------------------------
ARTICLE VIII INDEMNIFICATION........................................................33
      8.1.     Indemnification by the Stockholders..................................33
               -----------------------------------
      8.2.     Defense of Claims....................................................33
               -----------------
      8.3.     Escrow Claim.........................................................34
               ------------
      8.4.     Tax Audits, Etc......................................................34
               ---------------
      8.5.     Indemnification of Stockholders......................................34
               -------------------------------
      8.6.     Limits on Indemnification............................................35
               -------------------------
ARTICLE IX TERMINATION..............................................................36


      9.1.     Termination..........................................................36
               -----------
      9.2.     Effect of Termination................................................36
               ---------------------
ARTICLE X MISCELLANEOUS.............................................................36
      10.1.    Modifications........................................................36
               -------------
      10.2.    Notices..............................................................37
               -------
      10.3.    Counterparts; Facsimile Transmission.................................38
               ------------------------------------
      10.4.    Expenses.............................................................38
               --------
      10.5.    Binding Effect; Assignment...........................................38
               --------------------------
      10.6.    Entire and Sole Agreement............................................39
               -------------------------
      10.7.    Governing Law........................................................39
               -------------
      10.8.    Survival of Representations, Warranties and Covenants................39
               -----------------------------------------------------
      10.9.    Invalid Provisions...................................................39
               ------------------
      10.10.   Public Announcements.................................................39
               --------------------
      10.11.   Remedies Cumulative..................................................40
               -------------------
      10.12.   Third Parties........................................................40
               -------------
      10.13.   No Strict Construction...............................................40
               ----------------------
      10.14.   Disclosure Schedules.................................................40
               --------------------

LIST OF EXHIBITS

Exhibit A          Form of Escrow Agreement
Exhibit B          Stockholders Accounts and Wire Transfer Instructions((S) 2.4)
Exhibit C-1        Certificate of Incorporation of the Company
Exhibit C-2        Bylaws of the Company
Exhibit C-3        Qualified Jurisdictions
Exhibit D          Certificate of Incorporation of Iconixx
Exhibit E-1        Form of Stockholder Employment Agreement
Exhibit E-2        Form of Noncompete/Nonsolicitation Agreement
Exhibit F-1        Opinion of Stockholders' Counsel
Exhibit F-2        Opinion of Iconixx's Counsel
Exhibit G          Form of Stockholder Release


DISCLOSURE SCHEDULES
ICONIXX CAPITALIZATION SCHEDULE
OPTIONS SCHEDULE

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of February 23, 2000, by and among ICONIXX CORPORATION, a Delaware corporation ("Iconixx"), LEAD DOG DESIGN, INC., a New York corporation (the "Company"); and Ronald P. Heffernan, Mike Matteo, Lucia Chang Heffernan, Monica Hsu, The Kelly
A. Heffernan Trust, The Tracy Heffernan Cipully Trust and David Musicant (collectively, the "Stockholders").


                                    Recitals
                                    --------

     Pursuant to this Agreement, the Company, which is engaged in the business of providing information technology consulting, web-site design and graphic and printing design services in the United States (the "Business"), will be acquired by Iconixx pursuant to an acquisition of substantially all of the capital stock of the Company (the "Acquisition"). The Acquisition will occur in the following steps:

     A. THE CURRENT CAPITALIZATION OF THE COMPANY

     On the date of this Agreement, the Company's capitalization consists of 200 shares of common stock, no par value per share. The Stockholders are the owners of 200 shares of the common stock of the Company (the "Company Shares"), which stock represents all of the issued and outstanding capital stock of the Company.

     B. THE STOCK PURCHASE

     Iconixx desires to purchase from the Stockholders and the Stockholders desire to sell to Iconixx all of the Company Shares for an aggregate purchase price of $68,750 per share (an aggregate purchase price of $13,750,000), subject to adjustment as provided herein.


                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1. Definitions. In this Agreement, the following terms have the meanings
          -----------
specified or referred to in this Section 1.1 and shall be equally applicable to
                                 -----------
both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "Acquisition" has the meaning specified in the beginning of the recitals of this Agreement.

          "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "Audited Closing Financial Statements" has the meaning specified in
Section 2.8.
-----------

          "Business" has the meaning specified in the first recital of the Agreement.

          "Cash Purchase Price" shall have the meaning assigned to such term in
Section 2.2(a).
--------------

          "Closing" means the closing of the Acquisition.

          "Closing Date" has the meaning specified in Section 2.6.
                                                      -----------

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the common stock, par value $.01 per share, of Iconixx.

          "Company" has the meaning specified in the first paragraph of this Agreement.

          "Company Shares" has the meaning specified in Recital A of the
                                                        ---------
Agreement.

          "Confidential Information" means (i) the terms and provisions of this Agreement and the Acquisition and (ii) all confidential information (for purposes of this Agreement, confidential information shall refer to all information which is the subject of reasonable efforts by the Company to maintain its non-public character or to otherwise prevent such information from becoming widely known) and trade secrets of the Company or its Affiliates including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (a) which is disclosed pursuant to subpoena or other legal process, (b) which has been publicly disclosed, or (c) which is subsequently disclosed to any third party not in breach of a confidentiality agreement.

          "Contracts" has the meaning specified in Section 3.15.
                                                   ------------

          "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Disclosure Schedules" shall mean the Disclosure Schedules attached to this Agreement pursuant to which exceptions to the Stockholders' and the Company's specific representations and warranties set forth in Article III (and
                                                               -----------
listed on a Section-by-Section basis) are disclosed to Iconixx pursuant to said
Article III, and pursuant to which exceptions to Iconixx's specific
-----------
representations and warranties set forth in Article IV (and listed on a Section-
                                            ----------
by-Section basis) are disclosed to he Stockholders and the Company pursuant to
Article IV
----------

          "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or restrictive covenant.

          "Environmental and OSHA Obligations" has the meaning specified in
Section 3.12.
------------

          "Equitable Exceptions" shall have the meaning specified in Section
                                                                     -------
3.6.
---

          "Equity Agreements" means (i) the Stockholders Agreement dated August 12, 1999 between Iconixx and its stockholders and (ii) the Registration Rights Agreement dated August 12, 1999 between Iconixx and its stockholders.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means First Union National Bank, N.A.

          "Escrow Agreement" means the Escrow Agreement to be executed by and among the Stockholders, Iconixx and the Escrow Agent in the form of Exhibit A.
                                                                    ---------

          "Escrow Period" has the meaning specified in Section 2.7.
                                                       -----------

          "Escrow Sum" has the meaning specified in Section 2.7.
                                                    -----------

          "Financial Statements" has the meaning specified in Section 3.7.
                                                              -----------

          "Force Majeure" shall mean any failure or delay caused by acts of god, flood, fire, war or terrorism or any failure or delay caused by a governmental blockage of all currency transactions between a foreign Governmental Body and the United States of America.

          "Funded Indebtedness" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of the Company; (iii) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable in the ordinary course of business; (iv) indebtedness of others for borrowed money guaranteed by the Company or secured by an Encumbrance on the Company's property; (v) letters of credit or similar obligations; and (vi) indebtedness of the Company under extended credit terms of more than 90 days from vendors provided to the Company.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body having jurisdiction over the Company and/or the Stockholders.

          "Governmental Permits" has the meaning specified in Section 3.10.
                                                              ------------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

          "Iconixx" has the meaning specified in the first paragraph of this Agreement.

          "IRS" means the Internal Revenue Service.

          "Indemnifiable Costs" has the meaning specified in Section 8.1.
                                                             -----------

          "Indemnified Parties" has the meaning specified in Section 8.1.
                                                             -----------

          "Intellectual Property" shall mean all of the following as they are related primarily to the Business: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

          "Knowledge of the Company" (whether or not capitalized) shall mean actual knowledge, after reasonable inquiry within the Company to employees with responsibility for the subject matter in question, of the Stockholders and the officers and key employees of the Company. "Knowledge of the Stockholders" (whether or not capitalized) shall mean actual knowledge of the Stockholders.

          "Leases" shall mean the leases set forth on the Schedule 3.9.
                                                          ------------

          "Material" (whether or not capitalized) shall, where appropriate in context of its use in making the representations and warranties set forth in
Article III, be deemed to mean an amount of money greater than $25,000
-----------
individually or $50,000 in the aggregate.

          "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business, operations, liabilities or financial condition of the Company and its subsidiaries, taken as a whole. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred in the context of the use of such terms in the Company's and the Stockholders' representations and warranties set forth in

Article III, such terms shall refer to the occurrence of any single event, or
-----------
any series of related events, or set of related circumstances, which results or likely will result in a loss to the Company, in excess of $25,000 per occurrence or $50,000 in the aggregate.

          "Net Working Capital" shall equal the Company's total current assets (including cash and cash equivalents but excluding Permitted Distributions) minus its total current liabilities including, without limitation, any cash to accrual liability borne by the Company and any change in control payments due to employees, subcontractors, vendors or customers as a result of the Acquisition contemplated hereby, but excluding any construction costs associated with the Company's real property leases or any legal fees incurred in connection with the transactions contemplated hereby, each as calculated in accordance with GAAP consistent with past practices to the extent in accordance with GAAP.

          "Net Working Capital Adjustment" has the meaning specified in Section
                                                                        -------
2.9.
---

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq., any amendment thereto, and any regulations promulgated thereunder.
    -- ---

          "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not an Employee Benefit Plan within the meaning of Section 3(3) of ERISA.

          "Permitted Distributions" has the meaning specified in Section 3.8.
                                                                 -----------

          "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) purchase money security interest liens solely on the property acquired pursuant to such credit purchase, or (d) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

          "Preferred Stock" means the Convertible Class A Preferred Stock, par value $.01 per share of Iconixx.

          "Projected Net Working Capital" means $850,000.

          "Purchase Price" has the meaning specified in Section 2.1.
                                                        -----------

     "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

     "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

     "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amounts imposed thereon by any Governmental Body.

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                                   ARTICLE II
                                 STOCK PURCHASE

     2.1. Stock Purchase. On the Closing Date and subject to the terms and
          --------------
conditions set forth in this Agreement, the Stockholders shall sell and deliver to Iconixx all of the Company Shares, free and clear of all Funded Indebtedness and all Encumbrances, other than Permitted Exceptions and the restrictions imposed by federal and state securities laws. The total purchase price for the Company Shares (the "Purchase Price") shall be equal to $13,750,000, subject to any adjustment required to be made pursuant to Sections 2.3 and 2.5 below.
                                               ------------     ---

     2.2. Payment of Purchase Price. On the Closing Date and subject to the
          -------------------------
terms and conditions set forth in this Agreement, Iconixx shall pay the Purchase Price for the Company Shares to the Stockholders. The Purchase Price shall be payable as follows:

          (a) an aggregate of $8,750,000 shall be paid at Closing by wire transfer of immediately available funds to the Stockholders' accounts as specified in Exhibit B hereto (the "Cash Purchase Price");
             ---------

          (b) $1,000,000 shall be paid in cash to the Escrow Agent at Closing pursuant to Section 2.7 below to serve as a portion of the Escrow Sum (as
            -----------
defined below); and

          (c) $4,000,000 shall be paid at Closing in the form of 1,000,000 shares of Common Stock (valued at $1.00 per share) and 3,000 shares of Preferred Stock (valued at $1,000 per share), to be allocated among the Stockholders in the amounts specified in Exhibit B hereto.
                         ---------

          2.3.  Funded Indebtedness Adjustment. The Cash Purchase Price will be
                ------------------------------
adjusted downward by the amount, if any, by which the Company's Funded Indebtedness exceeds $0 as of the Closing Date.

          2.4.  Intentionally Left Blank.
                ------------------------

          2.5.  Financial Condition.  The Company's Net Working Capital at the
                -------------------
Closing shall be not less than Projected Net Working Capital (as determined based on the Company's preliminary closing balance sheet prepared not more than five days prior to the Closing Date) or the Cash Purchase Price payable at Closing will be reduced by the amount of such deficit.

          2.6.  Closing.  The Closing of the Acquisition shall take place at
                -------
10:00 a.m., Eastern Time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W. in Washington, D.C. on March 10, 2000, or on a date mutually agreed to by the parties (which date shall be as soon as practicable following the date on which all of the conditions to Closing set forth in Sections 7.1 and 7.2 have
                                                       ------------     ---
been satisfied) (the "Closing Date"), with an Effective Date as of March 1,
2000.

          2.7.  Escrow Arrangements.  Pursuant to the Escrow Agreement to be
                -------------------
entered into among Stockholders, Iconixx and the Escrow Agent, $1,000,000 of the Purchase Price shall be delivered to the Escrow Agent at Closing (such monies paid, together with all interest accrued thereon, is hereinafter referred to as the "Escrow Sum"). The Escrow Sum shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by Stockholders to Iconixx or the Company pursuant to the provisions of the Net Working Capital Adjustment or for indemnification claims pursuant to Article
                                                                     -------
VIII hereof.  To the extent claims against the Escrow Sum are determined in
----
favor of the Stockholders, all amounts reserved against the Escrow Sum in connection with such claims shall be remitted to the Stockholders as soon as practicable following any such determination. On the six month anniversary of the Closing Date, the Escrow Sum shall be reduced to an amount equal to the sum of $500,000 plus the amount of claims then pending against the Escrow Sum, with such reduction amount to be remitted to the Stockholders. On December 31, 2000 (such ten-month period being referred to herein as the "Escrow Period"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Iconixx in accordance with the terms of the Escrow Agreement and this Agreement (together with any interest on such remaining portion of the Escrow Sum) shall be disbursed to the Stockholders. All disbursements at the expiration of the Escrow Period shall be paid in cash to the Stockholders at their accounts set forth in Exhibit B as updated from time to time. The Stockholders and Iconixx
         ---------
agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

          2.8.  Closing Audit.  Within 180 days following the Closing Date,
                -------------
there shall be delivered to Iconixx and to Stockholders an audit of the Company's balance sheet as of the Closing Date (the "Audited Closing Financial

Statements"). The Audited Closing Financial Statements shall be audited by Arthur Andersen, L.L.P. in accordance with GAAP. The cost of preparing the Audited Closing Financial Statements shall be paid by Iconixx. The Stockholders shall be afforded a reasonable opportunity to review the audit results (including any work papers prepared in connection therewith). In the event that Stockholders provide written notice within 20 days after receipt of the Audited Closing Financial Statements that they dispute any item(s) contained in the Audited Closing Financial Statements, then Stockholders and Iconixx shall jointly select and retain an independent "Big Five" accounting firm (the "Independent Accountants") to review the disputed item(s) in the Audited Closing Financial Statements. In conducting such review, Arthur Andersen, L.L.P. shall provide the Independent Accountants with customary access to the work papers of Arthur Andersen, L.L.P. utilized in preparing the Audited Closing Financial Statements. The final determination of such disputed item(s) by the Independent Accountants shall be utilized to determine all adjustments described in Section
                                                                        -------
2.9 below and shall be final and binding on the parties solely for such
---
purposes. The cost of retaining the Independent Accountants shall be borne equally by the Stockholders and Iconixx.

          2.9.  Post-Closing Net Working Capital Adjustment.  The Purchase
                -------------------------------------------
Price will be adjusted upward or downward, on a dollar-for-dollar basis, to reflect the increase or decrease, if any, in Net Working Capital as reflected on the Audited Closing Financial Statements from the Projected Net Working Capital (the "Net Working Capital Adjustment"). The Net Working Capital Adjustment shall be determined by referring to the Audited Closing Financial Statements. In the event that the Net Working Capital Adjustment results in an increase in the Purchase Price, then Iconixx shall pay such amount to the Stockholders in immediately available funds within 15 days of delivery of the Audited Closing Financial Statements as finally determined in accordance with Section 2.8 above.
                                                              -----------
In the event that the Net Working Capital Adjustment results in a decrease in the Purchase Price, then the amount of any such decrease shall be payable to Iconixx (i) first, from the Escrow Sum in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment up to the aggregate cash portion of the Escrow Sum and (ii) second, the balance, if any, by the Stockholders in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment; provided, however, that no Stockholder shall be liable for more than its proportionate share of any Net Working Capital Adjustment (based on each Stockholder's pro rata share of the Purchase Price). All payments required to be paid by Stockholders or the Escrow Agent pursuant to this Section 2.9 shall be deemed to be a downward adjustment
                       -----------
to the Purchase Price and shall not be controlled or limited by any provision contained in Article VIII hereof.
             ------------

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE STOCKHOLDERS

     Except as set forth on the Disclosure Schedules attached hereto (which Disclosure Schedules identify the exception and reference the applicable representation so qualified), the Company and the Stockholders jointly and severally represent and warrant to Iconixx that:

          3.1.  Capitalization.    The authorized capital stock of the Company
                --------------
consists of 200 shares of common stock, 200 of which being the Company Shares are issued and outstanding and are owned in the amounts set forth on Schedule
                                                                     --------
3.1.  All of the Company Shares are duly authorized, validly issued, fully paid,
---
and nonassessable. All of the Company Shares are owned of record and beneficially by the Stockholders. None of the Company Shares was issued in violation of any preemptive, right of first offer or refusal or preferential rights of any Person.

          3.2.  No Liens on Shares.    The Stockholders own all of the Company
                ------------------
Shares, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Company Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Company Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing pursuant to the Acquisition, the Stockholders will each have full power and authority to convey good and marketable title to the Company Shares, free and clear of any Encumbrances other than the restrictions imposed by federal and state securities laws.

          3.3.  Subsidiaries.    Except as set forth on Schedule 3.3, the
                ------------                            ------------
Company does not own, directly or indirectly, any capital stock or ownership interests in any Person. The Stockholders do not own any capital stock or ownership interests in any other Person engaged in the Business other than the Company Shares (other than ownership of a publicly-held corporation of which the Stockholders; or any of them own, or has real or contingent rights to own less than five percent of any class of outstanding securities).

          3.4.  Other Rights to Acquire Capital Stock.    Except as set forth in
                -------------------------------------
this Agreement in respect of Iconixx's rights to acquire the Company Shares, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from either the Stockholders or the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which requires the Company to issue, sell or deliver any additional shares of its capital stock.

          3.5.  Due Organization.    The Company is a corporation duly
                ----------------
organized, validly existing, and in good standing under the laws of the State of New York and has full corporate power and authority to own and lease its properties and assets and to carry on the Business as now conducted. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, have been delivered to Iconixx and are attached hereto as Exhibits C-1 and C-2, respectively. Except as set forth on Schedule
          ------------     ---                                        --------
3.5, the Company is qualified to do business in each jurisdiction in which the
---
nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Company is so qualified are listed on Exhibit C-3 attached hereto.
                                                -----------

          3.6.  Due Authorization.    The Company and the Stockholders each have
                -----------------
full power and authority to execute, deliver and perform this Agreement and to carry out the Acquisition. The execution, delivery, and performance of this Agreement and the Acquisition have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and the Stockholders and constitutes the valid and binding obligations of the Company and the Stockholders, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). The execution, delivery, and performance of this Agreement and the Acquisition (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and the Stockholders, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or the Stockholders, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any Material agreement to which the Company or the Stockholders are a party, or by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any Material indebtedness of, or indebtedness secured by the property of, the Company or the Stockholders, (d) violate or conflict with any provision of the charter or bylaws of the Company, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any material consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

          3.7.  Financial Statements.    The following financial statements of
                --------------------
the Company have been delivered to Iconixx by the Company: unaudited balance sheets for the years ended December 31, 1997 and December 31, 1999 and audited balance sheet for the year ended December 31, 1998; unaudited statements of operation for the years ended December 31, 1997 and December 31, 1999; and audited balance sheet and statements of operation for the year ended December 31, 1998 (collectively, the "Financial Statements"). Copies of the Financial Statements are included in Schedule 3.7. Other than the Financial Statements as
                           ------------
of and for the year ended December 31, 1999 (the "Most Recent Financial Statements"), the Financial Statements have been prepared in accordance with GAAP and the Most Recent Financial Statements to the Company's Knowledge have been prepared in accordance with GAAP except as set forth in Schedule 3.7. The
                                                             ------------
Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since the date of the last of such Financial Statements, the Company has incurred no Material liabilities required by GAAP to be reflected on the Company's balance sheet or notes thereto nor any other obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) Material (in amount or to the conduct of the Business); and neither the Company nor Stockholders have Knowledge of any basis for the assertion of any such Material liability or obligation. Since December 31, 1999, the Company has not experienced any Material Adverse Change.

          3.8.  Certain Actions.    Since December 31, 1999, the Company has
                ---------------
not, except as disclosed on any of the Financial Statements or notes thereto:
(a) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness or any Stockholder (other than distributions (i) of certain assets mutually agreed upon by the Company and Iconixx that have been delivered to the Company by its customers in lieu of a cash payment for services as listed on Section 3.8 of the Disclosure Schedule
                                       -----------        -------------------
and (ii) for income taxes for tax periods ending on or prior to closing with respect to the Company or its Stockholders (excluding tax subject to reimbursement pursuant to Section 6.5(c)) and expenses incurred in connection with the transactions contemplated hereby so long as no Net Working Capital Adjustment will occur as of the Closing Date (collectively the "Permitted Distributions")); (b) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (c) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (d) canceled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (e) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any Material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (f) amended its certificate of incorporation or bylaws;
(g) outside the ordinary course of business, paid or made a commitment to pay any severance or termination payment to any employee or consultant; (h) made any Material change in its method of management operation, accounting or reporting of income or deductions for tax purposes or any change outside the ordinary course of the Business in the Company's working capital other than Permitted Distributions; (i) made any Material acquisitions, made any Material capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (j) made any investment or commitment therefor in any Person;
(k) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or Stockholders of the Company; (l) made, amended or entered into any written employment contract with any officers or key employees of the Company listed on Schedule 3.8 hereto or created or made any
                                   ------------
Material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (m) made or entered into any Contract greater than the smallest of the Contracts scheduled in accordance with
Schedule 3.15; (n) made or entered into any agreement granting any Person any
-------------
registration or offer rights in respect of the Company's capital stock; (o) entered into any non-competition agreement restricting the Company from engaging in the Business; (p) made or entered into any employment agreement or other agreement or other arrangement with any officer, director, Stockholder or Affiliate of the Company; or (q) amended, experienced a termination or received notice of actual or threatened termination or non-renewal of any Material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect.

          3.9.  Properties.    Schedule 3.9 lists and briefly describes each
                ----------     ------------
interest in real property (including, without limitation, leasehold interests) and each item of personal property utilized by the Company in the conduct of the Business having a book or fair market value in excess of $10,000 as of the date hereof. Except for Permitted Exceptions and as set forth on Schedule 3.9(a),
                                                             ---------------
such real and personal properties are free and clear of Encumbrances. The Stockholders and the Company have delivered to Iconixx copies of all real property leases and a lien search obtained from the counties where the Company conducts business and the New York Secretary of State office of all UCC liens of record against the Company's personal property in the State of New York. All of the properties and assets necessary for continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are reasonably suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $10,000 in the aggregate on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, are in operating condition sufficient for the conduct of the Company's business as currently conducted or proposed to be conducted. Except for Permitted Exceptions, the Company has title to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions, no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are
now operated.   All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby, except for the Equitable Exceptions. All facilities leased by the Company have received all material approvals from any Governmental Body (including Governmental Permits) required to be obtained by the Company in connection with the operation of the Business and have been operated and maintained in accordance with all material Requirements of Laws applicable to the Company as a lessee thereof. The Company owns no real property.

          3.10.  Licenses and Permits.    Schedule 3.10 lists all material
                 --------------------     -------------
licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits"). The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof. All of such Governmental Permits are valid and in full force and effect. No additional Governmental Permits are required from any

Governmental Body thereof in connection with the conduct of the Business which Governmental Permits, if not obtained, would individually or in the aggregate have a Material Adverse Effect.

          3.11.  Intellectual Property.    Schedule 3.11 lists and briefly
                 ---------------------     -------------
describes all material Intellectual Property owned or utilized by the Company. The Company has furnished Iconixx with copies of all material license agreements (including software licensing agreements) to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. The Company has legal title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how utilized in the conduct of the Business as presently conducted and, the Company has sufficient rights in the Intellectual Property to permit diversification of the Company's customer base as currently planned by the Company (the "Customer Diversification") without material impediment, without the payment of any royalty or similar payment, and to the Company's and the Stockholders' Knowledge, the Company is not infringing on any Intellectual Property right of others and neither the Company nor the Stockholders have Knowledge of any infringement by others of any such rights owned by the Company. The Company has not received notice of any charge, claim, demand, complaint, action, suit, hearing, proceeding or investigation which challenges the Company's ownership or licensing of any Intellectual Property, the Company's current uses or the Company's compliance with the terms and conditions of any contracts, licenses, agreements or Court Orders involving the Intellectual Property. Schedule 3.11
                                                                 -------------
contains a complete list of filings made with any Governmental Bodies with regard to the Intellectual Property. All licenses set forth on Schedule 3.11
                                                                -------------
are valid and binding obligations of the Company, and to the Knowledge of the Company the other parties thereto, enforceable against the Company, and to the Knowledge of the Company the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. The Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the Business of the Company as presently conducted. The Company's use of each item of the Intellectual Property owned or licensed by Company (i) will not be terminated as a result of the Acquisition contemplated hereby; (ii) does not interfere with the rights of any other Person based on the Company's current use of such items or the Company's currently proposed use of such items in order to permit the Customer Diversification without material impediment;
(iii) are in compliance with the material terms and conditions of all license or other agreements relating to such items; and (iv) does not violate any material Requirements of Laws or Courts Orders applicable to the Company or, to the Company's Knowledge, any other party to any material license or other agreement relating to such Intellectual Property. The Company is not in default (whether or not after the giving of notice or the lapse of time or both) under any material license, contract or other agreement relating to any Intellectual Property.

          3.12.  Compliance with Laws.    The Company has (i) complied in all
                 --------------------
material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, the Solid Waste Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "Environmental and OSHA Obligations") and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the Knowledge of the Company and the Stockholders, no such claim is reasonably anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

          3.13.  Insurance.    Schedule 3.13 lists all coverages for fire,
                 ---------     -------------
liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company. Copies of the binder for all such insurance policies have been delivered to Iconixx. The insurance maintained by the Company is customary and reasonably adequate for companies engaged in the Business. No event relating to the Company has occurred which will result in (i) cancellation of any such insurance coverages; (ii) a retroactive upward adjustment of premiums under any such insurance coverages; or (iii) any prospective upward adjustment in such premiums. All of such insurance coverages will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby. The Company is not in default under any such insurance policies.

          3.14.  Employee Benefit Plans.
                 ----------------------

                 (a) Employee Welfare Benefit Plans and Other Arrangements.
                     -----------------------------------------------------
Except as disclosed on Schedule 3.14(a), the Company does not maintain or
                       ----------------
contribute to any "employee welfare benefit plan" as such term is defined in
Section 3(1) of ERISA or Other Arrangement (each a "plan"). With respect to each such plan: (i) the plan is in compliance with, and, except as set forth on
Schedule 3.14(a), the Company does not have any liability under ERISA, the Code
----------------
or any Requirements of Law; (ii) the plan has been administered in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in
Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no litigation, arbitration or disputed claim outstanding; and (v) all premiums due on any insurance contract through which the plan is funded have been paid. All employee welfare benefit plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA. All employee welfare benefit plans comply with and have been administered in compliance with the requirements of the (i) Health Insurance Portability and Accountability Act of 1996, to the extent applicable, and applicable proposed or final regulations, and (ii) Mental Health Parity Act of 1996, to the extent applicable.

                 (b) Employee Pension Benefit Plans.  Except as set forth in
                     ------------------------------
Schedule 3.14(b), the Company does not maintain or contribute to any arrangement
----------------
that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan:
(i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in compliance with ERISA and all other applicable Requirements of Laws; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan have been made to or on behalf of the plan or accrued in accordance with GAAP;
(ix) there is no litigation, arbitration or disputed claim outstanding; (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis; and (xi) a favorable determination letter from the IRS has been received by the Company with respect to such plan stating that such plan is so qualified; and there are no circumstances which would cause such plan to lose such qualified status.

                 (c) Employment and Non-Tax Qualified Deferred Compensation
                     ------------------------------------------------------
Arrangements.  Except as set forth on Schedule 3.14(c), the Company does not
------------                          ----------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be and that is not a tax qualified arrangement under Section 401(a) of the Code.

          3.15.  Contracts and Agreements.    Schedule 3.15 hereto contains a
                 ------------------------     -------------
list of all customer contracts, all employment contracts involving annual salaries greater than $60,000 and all employment contracts with general managers or officers of the Company. Schedule 3.15 also contains a list of the 30
                             -------------
largest contracts (in terms of annual payments made or received with respect thereto) to which the Company is a party or by which the Company or its properties are bound, a list of any real estate or office building leases involving the Company and a list of any contract or agreements, if any, prohibiting the Company from freely engaging in the Business anywhere in the world (collectively, the "Contracts"). The Company is not and, to the Knowledge of the Stockholders and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any right under any of the Contracts. All of the Contracts to which the Company is a party are legal, valid, binding, enforceable and in full force and effect and will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby, except for the Equitable Exceptions. The Company has not guaranteed any obligations of any other Person. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract, the Company has no Knowledge of any breach or anticipated breach by the other parties to any Contract and the Company has not received notice of actual or threatened termination or non renewal of any Contract.

          3.16.  Claims and Proceedings.    There are no claims, actions, suits,
                 ----------------------
proceedings, or investigations pending or, to the Knowledge of the Stockholders or the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. To the extent any are disclosed on Schedule 3.16,
                                                                -------------
none of such claims, actions, suits, proceedings, or investigations, if adversely determined, will individually or in the aggregate result in any Material Adverse Effect to the Company. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the Knowledge of the Stockholders or the Company, threatened or asserted against the Stockholders or the Company to restrain or prohibit the carrying out of the Acquisition or to challenge the validity of the Acquisition or any part thereof or seeking damages on account thereof. To the Knowledge of the Company and the Stockholders there is no basis for any such valid claim or action.

          3.17.  Taxes.
                 -----

                 (a) Except as set forth on Schedule 3.17(a), all Federal,
                                            ----------------
foreign, state, county and local and other Taxes due from the Company on or before the Closing have been paid and all Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws or extensions were timely filed, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company in all respects. No Tax Returns of the Company are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes of which any of the Stockholders or the Company are aware. For Governmental Bodies with respect to which the Company files Tax Returns, no such Governmental Body has given the Company written notification that such corporation is or may be subject to taxation by that Governmental Body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, Stockholder, creditor, independent contractor or other party. The Company has each properly reflected for tax purposes in accordance with all Requirements of Laws the status of all independent contractors, consultants and subcontractors. There are no Tax liens on any of the property or assets of the Company. The Company (and any predecessor of the Company) has been a validly electing S corporation within the meanings of Sections 1361 and 1362 of the Code at all times since the date of its incorporation, and the Company will be an S corporation until and including the Closing Date.

                 (b) Neither the Company nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group. No Stockholder (A) has been a member of an affiliated group, as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which was any Stockholder) and (B) has any liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                 (c) The Company would not be liable for any Tax under Section 1374 of the Code in connection with a deemed sale of such Company's assets caused by an election under Section 338(h)(10) of Code. The Company has not (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any other corporation that is a qualified subchapter S subsidiary.

                 (d) Except as set forth on Schedule 3.17(d), the Company has
                                            ----------------
not had at any time during the Company's existence owned any subsidiaries (including any "qualified subchapter S subsidiaries" within the meaning of Section 1361(b)(3)(13) of the Code).

                 (e) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the sale of the Company Shares pursuant to this Agreement.

          3.18.  Personnel.    Schedule 3.15 sets forth the names and annual
                 ---------     -------------
rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the calendar year ended December 31, 1999 (including base salary, bonus and incentive pay) exceeded (or by December 31, 2000 are expected to exceed) $60,000 and the employment agreements, if any, pertaining to such employees. Schedule
                                                                      --------
3.18 summarizes the bonus, profit sharing, percentage compensation, company
----
automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's calendar year ended December 31, 1999 and to the date hereof. The employee relations of the Company are generally good, there has been no unusual level of employee departures and there is no pending or, to the Knowledge of Stockholders or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company is covered by a collective bargaining agreement. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, including, without limitation, the Fair Labor Standards Act of 1938, immigration hiring, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices. Neither the Company nor the Stockholders have Knowledge that any Person listed on Schedule 3.15 hereto will
                                                      -------------
not agree to remain employed by the Company after the consummation of the Acquisition. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company and the Stockholders, threatened against or involving the Company, and none has previously occurred.

          3.19.  Business Relations.    Neither the Company nor the Stockholders
                 ------------------
have Knowledge that any customer, supplier or licensor engaged in doing business with the Company will cease to do business with the Company after the consummation of the Acquisition as previously conducted with the Company except for any terminations which will not, in the aggregate, result in a Material Adverse Change. Neither the Stockholders nor the Company has received any notice of cancellation of any Material business arrangement between any Person and the Company, and neither the Company nor the Stockholders have Knowledge that the Business will be subject to cancellation of any such business arrangement.

          3.20.  Accounts Receivable; Accounts Payable; Customer Deposits;
                 ---------------------------------------------------------
Customer Revenues and Deferred Revenues.
---------------------------------------

                 (a) Accounts Receivable.  All of the accounts, notes, and loans
                     -------------------
receivable that have been recorded on the books of the Company in the Financial Statements are bona fide and represent amounts validly due for goods sold or services rendered and, to the Knowledge of the Company, except for amounts reserved for as doubtful accounts in the Financial Statements, all such amounts will be collected in full prior to August 31, 2000. With respect to such accounts, notes, and loans receivable: (i) all are free and clear of any Encumbrances; (ii) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (iii) none of the obligors thereto has given written notice that it will or may refuse to pay the full amount or any portion thereof. Lists of the Company's accounts receivable as of December 31, 1999 (including any reconciliation to the accounts receivable entry on the balance sheet included in the Most Recent Financial Statements) have been attached to Schedule 3.20(a).
            ----------------

                 (b) Accounts Payable.  The aggregate amount of accounts payable
                     -----------------
reflected on the Most Recent Financial Statements are prepared in accordance with GAAP except as adjusted for in the Net Working Capital Adjustment and, after giving effect to such adjustment, reflect the accounts payable of the Company as of December 31, 1999.

                 (c) Customer Deposits; Customer Revenues and Deferred Revenues.
                     ----------------------------------------------------------
Schedule 3.20(c) sets forth, as of the date specified therein all deferred
----------------
revenues as of
such date on an aggregate basis. For the year ending December 31, 1999, the Company's actual deposits and revenues from customer contracts are not less than the Company's deposits and revenues from customer contracts for the year ending December 31, 1998.

          3.21.  Bank Accounts; Investments.    Schedule 3.21 lists all banks or
                 --------------------------     -------------
other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. Schedule 3.21 also lists all
                                            -------------
Material investments by the Company in any funds, accounts, securities,
certificates of deposit or instruments of any Person.   All of such investments
are customary in form and amount for reasonably prudent treasury investments of comparable businesses, none of which involve any type of derivative, option, hedging or other speculative instrument.

          3.22.  Customer Claims.    No written or oral claims for breach of
                 ---------------
contract or otherwise by any customers (a "Customer Claim") has been made against the Company since January 1, 1999 which could, individually or in the aggregate, result in any Material Adverse Effect. The level of Customer Claims for the period since December 31, 1998 through the date hereof is consistent (plus or minus 5%) with past practices of the Company for the comparable period in 1998.

          3.23.  Brokers.    Except for Friedman, Billings, Ramsey & Co., Inc.,
                 -------
neither the Company nor the Stockholders have engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Acquisition.

          3.24.  Affiliated Transactions.    No officer, director, Stockholder
                 -----------------------
or Affiliate of the Company or any individual related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, arrangement or commitment with the Company or engaged in any transaction with the Company or has any interest in any property used by the Company, it being understood that Lucia Chang Heffernan and Ronald P. Heffernan are husband and wife. No officer, director or Stockholder of the Company has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation or mutual fund of which such Person owns, or has real or contingent rights to own, less than five percent of any class of outstanding securities) or any property used in the operation of the Business.

          3.25.  Funded Indebtedness; Letters of Credit; Undisclosed
                 ---------------------------------------------------
Liabilities.
-----------
                 (a) Funded Indebtedness.  Other than any Funded Indebtedness
                     -------------------
which is to be repaid and discharged by Stockholders prior to Closing in accordance with Section 7.1(d), the Company does not have any Funded
                --------------
Indebtedness.

                 (b) Letters of Credit.  Other than those listed on Schedule
                     -----------------                              --------
3.25, the Company has no letters of credit, performance bonds or similar
----
instruments issued on or for its account for the benefit of any of its vendors or otherwise.

                 (c) Undisclosed Liabilities.  The Company does not have any
                     -----------------------
Material liabilities in the aggregate (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a corporate balance sheet or in the notes thereto, except for such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to the Closing Date.

          3.26.  Year 2000.    To the Company's Knowledge, all of the Material
                 ---------
computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a Material Adverse Effect. The Company has not been engaged in any year 2000 correction consulting work for customers pertaining to its work product and has received no claim or notice from any customer regarding the failure of the Company to install computer software that is year 2000 compliant.

          3.27.  Information Furnished.    The Company and the Stockholders have
                 ---------------------
made available to Iconixx true and correct copies of all material corporate records of the Company and all material agreements, documents, and other items listed on the Disclosure Schedules to this Agreement or referred to in Article
                                                                       -------
III of this Agreement, and neither this Agreement, the Disclosure Schedules
---
hereto, nor any written information, instrument, or document delivered to Iconixx pursuant to this Agreement contains any untrue statement of a Material fact or omits any Material fact necessary to make the statements herein or therein, as the case may be, not misleading.

                                   ARTICLE IV
                    ICONIXX'S REPRESENTATIONS AND WARRANTIES

     Except as set forth on the Disclosure Schedules attached hereto (which Disclosure Schedules identify the exception and references the applicable representation so qualified), Iconixx represents and warrants to the Stockholders and the Company as follows:

          4.1.  Due Organization of Iconixx.    Iconixx is a corporation duly
                ---------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the Acquisition.

          4.2.  Due Authorization.    The execution, delivery and performance of
                -----------------
this Agreement has been duly authorized by all necessary corporate action by Iconixx and the Agreement has been duly and validly executed and delivered by Iconixx and constitutes the valid and binding obligation of Iconixx, enforceable in accordance with its terms, except for the Equitable Exceptions. The execution, delivery, and performance of this Agreement and the Escrow Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Iconixx shall not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Iconixx or its property,
(b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Iconixx is a party or by which Iconixx or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Iconixx, (d) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Iconixx, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

          4.3.  No Brokers.    Iconixx has not engaged, or caused to be incurred
                ----------
any liability for which the Stockholders may be liable to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Acquisition.

          4.4.  Investment.    Iconixx will acquire the Company Shares for
                ----------
investment and for its own account and not with a view to the distribution thereof.

          4.5.  Information Furnished.    No written information. instrument or
                ---------------------
document delivered to the Stockholders or the Company pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements appearing in the aforementioned items, not misleading.

          4.6.  Capital Stock and Related Matters.    As of the Closing and
                ---------------------------------
immediately thereafter, the authorized capital stock of Iconixx shall consist of 100,000,000 shares of stock, of which (i) 150,000 shares shall be designated as Preferred and (ii) 99,850,000 shares shall be designated as Common Stock. The ownership of the issued and outstanding Preferred Stock and the Common Stock are as set forth on the attached Iconixx Capitalization Schedule. As of the Closing, all of the outstanding shares of Iconixx's capital stock shall be validly issued, fully paid and nonassessable.

          4.7.  Authorization of the Stock.  Iconixx has authorized the
                --------------------------
issuance and sale to the Stockholders of up to an aggregate of 3,000 shares of Preferred Stock and an aggregate of 1,000,000 shares of Common Stock, each having the rights and preferences set forth in the Iconixx's Certificate of Incorporation attached hereto as Exhibit D.
                                 ---------

          4.8  Financial Statements.  The following financial statements of
               --------------------
Iconixx have been delivered to the Stockholders by Iconixx: an unaudited consolidating balance sheet of Iconixx as of December 31, 1999 and unaudited consolidating statement of operations of Iconixx for the three months ended December 31, 1999 (collectively, the "Iconixx Financial Statements"). To the Knowledge of Iconixx, the Iconixx Financial Statements have been prepared in accordance with GAAP except for normal year-end adjustments and the absence of footnotes. The Iconixx Financial Statements fairly present the financial position and results of operations of Iconixx as of the indicated dates and for the indicated periods and are consistent with the books and records of Iconixx (which books and records are correct and complete in all material respects). Since December 31, 1999, Iconixx has not experienced any material adverse change.

          4.9  Compliance with Laws.  Iconixx has (i) complied in all material
               --------------------
respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to its business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which Iconixx or any of its employees (because of their activities on behalf of Iconixx) are subject and (ii) conducted its business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Environmental and OSHA Obligations and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a material adverse effect on Iconixx. No claim has been made by any Governmental Body (and, to the knowledge of Iconixx, no such claim is reasonably anticipated) to the effect that its business fails to comply, in any material respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

          4.10  Claims and Proceedings.  There are no material claims, actions,
                ----------------------
suits, proceedings, or investigations pending or, to the knowledge of Iconixx, threatened against or affecting Iconixx or any of its properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. Iconixx is not currently subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the knowledge of Iconixx, threatened or asserted against Iconixx to restrain or prohibit the carrying out of the Acquisition or to challenge the validity of the Acquisition or any part thereof or seeking damages on account thereof. To the knowledge of Iconixx there is no basis for any such valid claim or action.

                                    ARTICLE V
              PRE-CLOSING COVENANTS OF THE COMPANY, ICONIXX AND THE
                                  STOCKHOLDERS

            5.1. Consents of Others.  Prior to the Closing, the Company and the
                 ------------------
Stockholders shall use their commercially reasonable best efforts to obtain and to cause the Company to obtain all material authorizations, consents and permits required of the Company and the Stockholders to permit them to consummate the Acquisition. Prior to the Closing, Iconixx shall use its commercially reasonable best efforts to obtain all material authorizations, consents and permits required of Iconixx to permit it to consummate the Acquisition. To the extent required to consummate the Acquisition or to ensure that the Contracts shall not be terminated as a result of the Closing, Stockholders shall have obtained the written consent or waiver of any "change of control" type termination rights of any third party to any Contract. As promptly as practicable after the date hereof, Iconixx, the Company and the Stockholders shall make, or shall cause to be made, such filings as may be required pursuant to the HSR Act with respect to the consummation of the Acquisition.

            5.2. Stockholders' Efforts.  Iconixx, the Company and the
                 ---------------------
Stockholders shall use all commercially reasonable best efforts to cause all conditions for the Closing to be met.

            5.3. Powers of Attorney. The Company and the Stockholders shall
                 ------------------
cause the Company to terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or tax matters representation before the IRS or other Governmental Bodies.

            5.4. Conduct of Business by the Company Pending Closing.  From the
                 --------------------------------------------------
date of this Agreement to the Closing Date:

                 (a) Except as otherwise contemplated by this Agreement, or as Iconixx may otherwise consent to in writing, the Company and the Stockholders shall conduct the Business only in the ordinary course and shall not engage in any Material transactions or enter into any Material transaction which would cause a breach of the representations and warranties contained in Article III.
                                                                  -----------

                 (b) The Stockholders and the Company shall use their commercially reasonable best efforts to cause the Business to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

                 (c) The Stockholders and the Company shall give prompt notice to Iconixx of any notice of any Material default received by the Company or the Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Company or the Business.

                 (d) Neither the Company nor the Stockholders, nor any of their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Company or the Business or the Company's assets to any party other than Iconixx or its representatives. As used herein, "Acquisition Proposal" means any proposal other than the Acquisition, for (i) any merger or other business combination involving the Company or the Business, (ii) the acquisition of the Company, a material equity interest in the Company or a material portion of its assets, or (iii) the dissolution or liquidation of the Company.

            5.5. Conduct of Business by Iconixx Pending Closing. From the date
                 ----------------------------------------------
of this Agreement to the Closing Date:


                 (a) Iconixx shall use its commercially reasonably best efforts to cause its business to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

            5.6. Access by Iconixx Before Closing. Prior to the Closing Date,
                 --------------------------------
the Stockholders and the Company agree that it will give, or cause to be given, to Iconixx and its representatives, during normal business hours and at Iconixx's expense, reasonable access to the Company's personnel, independent accountants, officers, agents, employees, assets, properties, titles, contracts, corporate minute and other books, records, files and documents of the Company with respect to the Business (including financial, tax basis, budget projections, accountants' work papers and other information as Iconixx may reasonably request) upon 24 hours prior notice. The Stockholders and Iconixx shall mutually agree on the timing and manner of contact with all third parties, including, but not limited to, customers, vendors or suppliers, which contact shall not be unreasonably withheld. Iconixx shall not be given access to any information where the provision of such information would violate a law or regulation applicable to the Company.

            5.7. Access by the Stockholders Before Closing. Prior to the Closing
                 -----------------------------------------
Date, Iconixx agrees that it will give, or cause to be given, to the Stockholders and their representatives, during normal business hours and at such Stockholder's expense, reasonable access to Iconixx's personnel, independent accountants, officers, agents, employees, assets, properties, titles, contacts, corporate minutes and other books, records, files and documents of Iconixx with respect to the business of Iconixx (including financial, tax basis, budget projections, accountants' work papers and other information as the Stockholders may reasonably request) upon 24 hour prior notice. The Stockholders and Iconixx shall mutually agree on the timing and manner of contact with all third parties, including, but not limited to, customers, vendors or suppliers, which contact shall not be unreasonably withheld. The Stockholders shall not be given access to any information where the provisions of such information would violate a law or regulation applicable to Iconixx.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

          6.1.  General.     In case at any time after the Closing any further
                -------
action is legally necessary or reasonably desirable (as determined by Iconixx and the Stockholders) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII
                                                               ------------
below). The Stockholders acknowledge and agree that from and after the Closing, the Company will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that the Stockholders shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense and the Company will maintain all of the same for a period of at least five (5) years after Closing. Thereafter, the Company will offer such documentation to the Stockholders before disposal thereof. The Stockholders further agree to convey all rights to any Intellectual Property reasonably related to the Business to the Company. In the event that the Company and the Stockholders have been unable, despite their reasonable best efforts, to obtain all material authorizations, consents and permits required of the Company and the Stockholders to permit them to consummate the Acquisition without default under any contracts, agreements or permits or Requirements of Laws prior to the Closing, then the Company and the Stockholders shall obtain all of such material authorizations, consents or permits, including the consent of the Company's landlords, if required, within 30 days following the Closing.

          6.2.  Transition.    For a period of four (4) years following Closing,
                ----------
the Stockholders will not take any action (or cause any such action to be taken by another Person) that primarily has the effect of discouraging any vendor, lessor, licensor, customer, contractor, subcontractor, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of four (4) years following Closing, the Stockholders will refer all customer inquiries relating to the Business to the Company.

          6.3.  Confidentiality.    The Stockholders will treat and hold in
                ---------------
confidence and not disclose all Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the benefit of the Company or Iconixx for a period of four (4) years from the date of this Agreement, and deliver promptly to Iconixx or destroy, at the written request and option of Iconixx, all tangible embodiments (and all copies) of the Confidential Information which are in their possession except as otherwise permitted herein. In the event that any Stockholder is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, such Stockholder will notify the Company and Iconixx promptly of the request or requirement.

          6.4.  Covenant Not to Compete.    For and in consideration of the
                -----------------------
allocation of $10,000 of the Purchase Price paid to the Stockholders, each Stockholder covenants and agrees, for a period of four (4) years from and after the Closing Date, that he or she will not, directly or indirectly without the prior written consent of the Company, for or on behalf of any entity, engage in any of the activities prohibited by Section 6 of the Employment Agreement with such Person in the form of Exhibit E-1 hereto or the Noncompete Agreement with
                           -----------
such Person in the form of Exhibit E-2 hereto.
                           -----------

          6.5.  Additional Matters.
                ------------------

                (a) The Stockholders shall cause the Company to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and the Company shall remit any Taxes due in respect of such Tax Returns. In addition, Iconixx and the Stockholders shall cause Arthur Andersen LLP to prepare a short period tax return for the Company covering the period January 1, 2000 through the Closing Date, subject to the review and approval of Ronald Heffernan, which approval shall not be unreasonably withheld. The cost of preparation of such short period tax return and the 1999 return shall be paid for by Iconixx.

                (b) Iconixx and the Stockholders recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Iconixx and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Iconixx agrees to cause the Company to (A) use
                     ---------
its commercially reasonable best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow each Stockholder and his agents and representatives at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the requesting party's expense.

                (c) Section 338(h)(10) Election.  The Stockholders and Iconixx
                    ---------------------------
shall join in making a timely election (but in no event later than 180 days following the Closing) under Section 338(h)(10) of the Code (including the prerequisite election under Section 338 of the Code) and any similar state law provisions in all applicable states (but not in New York City) which permit corporations to make such elections, with respect to the sale and purchase of the Shares pursuant to this Agreement, and each party shall provide the others all necessary information to permit such elections to be made. The Company and Iconixx shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections; provided, however, that Iconixx shall be the party responsible for preparing and filing the forms, returns, schedules and other documents necessary for making an effective and timely election. All Taxes attributable to the elections made pursuant to this Section 6.5(c) shall be the liability of the Stockholders; provided, however, that (i) Iconixx shall make payments as an increase to the Purchase Price after such election to reimburse the

Stockholders for any additional Taxes and other costs solely as a result of such election in the State of New York and with the United States; such payments to be paid to Stockholders in installments in accordance with the Stockholders' tax payments associated with such election, (ii) said reimbursements shall be grossed up (based on the Stockholders' highest marginal tax brackets with respect to the nature of the income giving rise to the Taxes) so that the Stockholders will be made whole, after taxes, for the additional United States and New York State Taxes to be paid, and (iii) the amount and the timing of the one-time reimbursement payment shall be mutually determined as of the date of the Closing Date by the Stockholders' and Iconixx's accountants. In connection with such elections, within sixty (60) days following the Closing Date, Iconixx and the Stockholders shall act together in good faith to determine and agree upon the "deemed sales price" to be allocated to each asset of the Company in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code. Iconixx and the Stockholders agree that the "deemed sales price" shall be allocated to the monetary assets of the Company at their fair market value as of the Closing Date as determined as part of the determination of the working capital of the Company in accordance with
Section 2.8 hereof, $10,000 shall be allocated to the covenant not to compete
-----------
contained in Section 6.4 hereof, and the balance of the "deemed sales price"
             -----------
shall be allocated to the fixed assets, goodwill and other intangible assets of the Company. Each of the Iconixx and the Stockholders shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that Iconixx and the Stockholders are unable to agree as to such allocations, Iconixx's reasonable positions with respect to such allocations shall control if, and only if, there are no adverse tax consequences to the Stockholders, other than adverse tax consequences resulting in additional tax subject to reimbursement pursuant to this Section. The Stockholders shall be liable for, and shall indemnify and hold Iconixx and the Company harmless against, any Taxes or other costs attributable solely to (i) a failure on the part of any Stockholder to make the election contemplated by this Section, execute any forms or prepare any filings necessary to effect such election, and report the transactions in a manner consistent with the election (and make allocations of Purchase Price made therewith); or (ii) a failure on the part of the Company to qualify, at or prior to the Closing, as an "S corporation" for federal and/or state income Tax purposes. In the event that a taxing authority pursuant to an audit or otherwise assesses additional Tax solely as a result of the allocation of Purchase Price among the assets pursuant to the Section 338(h)(10) election (and in the case of New York City, as a result of the making of the Section 338(h)(10) election in the State of New York or with the United States), including without limitation, any local or city Tax, Iconixx shall indemnify and reimburse the Stockholders (or as the case may be, hold the Company harmless) for such additional Tax on a grossed up basis in accordance with the terms of this Section 6.5(c).
                                  --------------

          6.6.  Litigation Support.    In the event and for so long as any party
                ------------------
is actively contesting or defending against any claim, suit, action or charge, complaint, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, status, condition, activity, practice, occurrence, event, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties will cooperate and make reasonably available themselves or their personnel, as applicable, and provide such reasonable testimony and access to their books and records as shall be necessary in connection with the contest or defense.

          6.7.  Audits.  Following the Closing, the Stockholders shall use
                ------
their best efforts to cause the Company, at the Company's expense, to deliver, or cause to be delivered, to Iconixx an unqualified and unmodified audit report of Arthur Andersen, L.L.P. or other reputable independent accounting firm on the balance sheet of the Company as of the Closing Date in connection with the preparation of the Audited Closing Financial Statements and audited statements of operations and cash flows of the Company with respect to the periods January 1, 2000 through the Closing Date and for any prior fiscal years in 1999, 1998 and 1997, which reports shall be without limitation as to the scope of the audit. The Stockholders, in their capacities as officers and directors of the Company during such periods, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits.

          6.8.  Minimum Cash as of the Closing.  At the Closing, the Company
                ------------------------------
shall maintain a level of cash and cash equivalents (net of outstanding checks) equal to at least $0.

          6.9.  Iconixx's Stock Options.  At or within 30 days following the
                -----------------------
Closing, Iconixx will grant stock options for the purchase of Common Stock under its stock option plan in the aggregate amount of 275,000 shares to certain employees of the Company mutually agreed upon by Iconixx and the Stockholders and as provided on the Options Schedule hereto; provided, however, that 50,000
                       ----------------
of such 275,000 shares of Common Stock shall be reserved for future issuance to key employees of the Company hired following the Closing Date. The Iconixx stock options shall be exercisable at the fair market value per share of the Common Stock on the date of grant as determined by Iconixx. The terms of such stock options shall generally be for ten years from the date of grant, subject to customary four year annual vesting requirements (i.e., 25% vesting per annum), and shall otherwise be on the same terms and conditions applicable to all stock options granted to key executives and employees of Iconixx and its subsidiaries.

                                  ARTICLE VII
           CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING

          7.1.  Conditions to Iconixx's Obligations.  The obligation of Iconixx
                -----------------------------------
under this Agreement to consummate the Closing is subject to the conditions that:

                (a) Covenants, Representations and Warranties.  The Company and
                    -----------------------------------------
the Stockholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company and the Stockholders set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                (b) Consents. All statutory requirements for the valid
                    --------
consummation by the Company and the Stockholders of the Acquisition shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Acquisition shall have been obtained in form and substance reasonably satisfactory to Iconixx unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Boards of Directors and the Stockholders of the Company necessary for the consummation of this Agreement and the Acquisition shall have been obtained.

                (c) Leases. Each of the Leases shall provide that the Company is
                    ------
the lessee and if required under the terms of a given lease, any consent required in connection with the Acquisition contemplated by this Agreement shall have been obtained, and copies of such Leases (and any assignments pursuant to which any of such Leases have been assigned to the Company prior to the Closing
Date) shall have been provided to Iconixx.

                (d) Discharge of Indebtedness and Liens; Stockholder Loans. The
                    ------------------------------------------------------
Stockholders and the Company shall have provided for the payment in full by the Stockholders of all Funded Indebtedness of the Company at the Closing or the Purchase Price will be reduced proportionately by the amount that such Funded Indebtedness exceeds $0 as of the Closing Date. Such Funded Indebtedness, if any, as of December 31, 1999, is listed on Schedule 7.1(d) hereto. Stockholders
                                           ---------------
shall have also provided for the termination of all Encumbrances of record on the properties of the Company, except for Permitted Exceptions. All liens or UCC filings against the Company or Affiliates of the Company which are engaged in the Business, shall have been terminated as of the Closing. All outstanding loans or other amounts owed by any Stockholder to the Company shall have been repaid in full on or prior to the Closing.

                (e) Transfer Taxes. The Stockholders shall be responsible for
                    --------------
all stock transfer or gains taxes imposed on the Stockholders incurred in connection with this Agreement.

                (f) Documents to be Delivered by the Stockholders and the
                    -----------------------------------------------------
Company. The following documents shall be delivered at the Closing by the
-------
Stockholders and the Company:

                    (i)  Escrow Agreement. The Stockholders shall have delivered
                         ----------------
          to Iconixx at the Closing the duly executed Escrow Agreement in substantially the form attached hereto as Exhibit B.
                                                    ---------

                    (ii) Opinion of the Stockholders' Counsel.  Iconixx shall
                         ------------------------------------
          have received an opinion of counsel to the Company and the Stockholders, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit F-1 hereto.
                                         -----------

                    (iii)  Certificates.  Iconixx shall have received an
                           ------------
          officer's certificate and a secretary's certificate of the Company executed by officers of the Company, dated the Closing Date, in a form mutually agreed upon by Iconixx and the Stockholders.

                    (iv)   Release.  The Stockholders shall have furnished the
                           -------
          Company with a general release of liabilities, excluding compensation and employee benefits as well as obligations pursuant to this Agreement, in the form attached as Exhibit G hereto and Richard Delin
                                             ---------
          shall have provided the Company with a general release of all rights to the Company's equity in a form reasonably satisfactory to Iconixx.

                    (v)    Employment Agreements.  Each of Ronald P. Heffernan,
                           ---------------------
          Lucia Chang Heffernan, Monica Hsu and Michael Matteo shall have duly executed and delivered the Employment Agreement in substantially the same form attached as Exhibit E-1 hereto, pursuant to which each of
                                -----------
          the Stockholders will be employed by the Company following the Closing.

                    (vi)   Delivery of the Company Shares. At the Closing, the
                           ------------------------------
          Stockholders shall deliver to Iconixx the Company Shares duly endorsed for transfer to Iconixx and free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws.

                    (vii)  Resignation of Directors.   The Company shall deliver
                           ------------------------
          the written resignations of all directors of the Company effective as of the Closing.

                (g) Company Equity Arrangements. Joinders to the Equity
                    ---------------------------
Agreements shall have been executed and delivered by the Stockholders.

                (h) Financing. Iconixx shall have obtained the approval of its
                    ---------
senior lenders to the Acquisition.

           7.2. Conditions to the Stockholders' and the Company's Obligations.
                -------------------------------------------------------------
The obligation of the Stockholders and the Company under this Agreement to consummate the Closing is subject to the conditions that:

                (a) Covenants, Representations and Warranties. Iconixx shall
                    -----------------------------------------
have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Iconixx prior to or at the Closing and the representations and warranties of Iconixx set forth in Article IV hereof shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

                (b) Consents. All statutory requirements for the valid
                    --------
consummation by Iconixx of the Acquisition shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Iconixx of the Acquisition shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business.

                (c) Documents to be Delivered by Iconixx. The following
                    ------------------------------------
documents shall be delivered at the Closing by Iconixx:

                    (i)    Escrow Agreement.  Iconixx shall have delivered to
                           ----------------
          the Stockholders at the Closing the duly executed Escrow Agreement.

                    (ii)   Employment Agreements.  Iconixx shall have caused the
                           ---------------------
          Company to duly execute and deliver an Employment Agreement with each of Ronald P. Heffernan, Lucia Chang Heffernan, Monica Hsu and Michael Matteo in the same form attached as Exhibit E-1 hereto, pursuant to
                                              -----------
          which each of such Persons will be employed by the Company following the Closing.

                    (iii)  Opinion of Iconixx's Counsel.  The Stockholders shall
                           ----------------------------
          have received an opinion of counsel to Iconixx, dated the Closing Date, in substantially the form as the form of opinion that is Exhibit
                                                                         -------
          F-2 hereto.
          ---

                    (iv)   Delivery of Iconixx's Shares.  At the Closing,
                           ----------------------------
          Iconixx shall deliver to each of the Stockholders their proportionate interest in the 1,000,000 shares of Common Stock and 3,000 shares of Preferred Stock upon the Stockholders execution of the Equity Agreements, duly endorsed for issuance to the Stockholders and free and clear of all Encumbrances, other than the restrictions imposed by Federal and state securities laws and the Equity Agreements.

                    (v)    Certificates.  Iconixx shall have delivered an
                           ------------
          officer's certificate and a secretary's certificate of Iconixx executed by officers of Iconixx, dated the Closing Date, in a form mutually agreed upon by Iconixx and the Stockholders.

                (d) Company Equity Arrangements. The Equity Agreements shall
                    ---------------------------
have been executed and delivered by the respective parties thereto.

                (e) Payments to Stockholders. Each Stockholder shall have
                    ------------------------
received its allocable portion of the Purchase Price payable to the Stockholders at Closing for the Company Shares.

                                  ARTICLE VIII
                                INDEMNIFICATION

          8.1.  Indemnification by the Stockholders.    Except as provided in
                -----------------------------------
Section 8.6, the Stockholders agree to jointly and severally indemnify and hold
-----------
harmless Iconixx and the

Company and each officer, director, and Affiliate of Iconixx and the Company, including without limitation any successor of the Company or Iconixx or any of Iconixx's lenders as provided in Section 10.5 hereof (collectively, the
                                 ------------
"Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Stockholders or the Company of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; provided, however, that Indemnifiable Costs for covenants with respect to the Company shall be with respect to pre-Closing periods only; (B) any downward Net Working Capital Adjustment not paid to the Company pursuant to a reduction of the Escrow Sum; (C) cost of any brokerage or other transaction fees liability, if any, borne by the Company and not by the Stockholders except as provided in
Section 10.4 hereof; and (D) any customer claims involving pre- Closing services
------------
or products of the Company for breach of warranty, product liability or customer service remediation, including claims for consequential damages, to the extent not reserved for in the Company's Financial Statements, but only to the extent such customer claims are a result of the Company's gross negligence, willful misconduct or fraud. The liability of any individual Stockholder pursuant to this Section 8.1 shall be limited, for each claim or claims, to the amount of
     -----------
such claim multiplied by a fraction the numerator of which shall be the consideration received by such Stockholder as set forth on Exhibit B attached
                                                           ---------
hereto and the denominator shall be $13,750,000.

          8.2.  Defense of Claims.  If any legal proceeding shall be
                -----------------
instituted, or any claim or demand made by a third Person, against any Indemnified Party in respect of which the Stockholders or may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Stockholders and, except as otherwise provided in Section 8.4 below, the
                                                      -----------
Stockholders shall have the right to defend any litigation, action, suit, demand, or claim for which an Indemnified Party may seek indemnifications, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at the Stockholders' expense. In the event the Stockholders fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and the Stockholders shall be jointly and severally liable to repay the Indemnified Parties for all reasonably incurred Indemnifiable Costs. If the Stockholders shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with the preceding sentence, the Indemnified Parties shall, at the Stockholders' expense, have the absolute right to control the defense of such litigation, action, suit, demand, or claim, but the Stockholders shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim. The party controlling any defense pursuant to this Section 8.2 shall deliver, or cause to be delivered to the
                 -----------
other party, copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand or claim, and timely notice of any hearing or other court proceeding relating to such litigation, action, suit, demand or claim. Notwithstanding the forgoing, in no event will the party controlling any defense pursuant to this
Section 8.2 settle any litigation, action, suit, demand or claim without the
-----------
prior written consent of the non- controlling party, unless such settlement provides for the unqualified, absolute and complete release of all claims against the non-controlling party and results in no monetary or equitable liability to the non-controlling party.

          8.3.  Escrow Claim.  If any claim for indemnification is made by an
                ------------
Indemnified Party pursuant to this Article VIII prior to the expiration of the
                                   ------------
Escrow Period, such Indemnified Party shall first apply to the Escrow Agent provided in Section 2.7 of this Agreement for reimbursement of such claim in
            -----------
accordance with the provisions of the Escrow Agreement (which Escrow Agreement shall provide for any dispute resolutions involving such claims); provided, however, the Escrow Sum is not intended to be an exclusive remedy in the event Iconixx or the Company has indemnification claims hereunder which exceed such amount.

          8.4.  Tax Audits, Etc.  In the event of an audit of a Tax Return of
                ---------------
the Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, the Stockholders and the Company
                                 ------------
shall jointly control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals. The Stockholders and Iconixx shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, the Stockholders shall be severally responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Indemnified Parties shall be entitled to indemnification.

          8.5.  Indemnification of Stockholders.  Iconixx agrees to indemnify
                -------------------------------
and hold harmless the Stockholders and the Company and each officer, director, Stockholder or Affiliate of the Company, from and against any Indemnifiable Costs arising out of any misrepresentation, breach or default by Iconixx of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; provided, however, that claims for breaches of representations and warranties of Iconixx with respect to the operations, financial performance or otherwise of its Subsidiaries shall be expressly limited to periods arising after the acquisition of such Subsidiaries by Iconixx.

          8.6.  Limits on Indemnification.  All Indemnifiable Costs sought by
                -------------------------
any party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations, warranties and covenants of the Stockholders under Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.17 or Article VI hereof (the
      ------------  ---  ---  ---  ---  ----    ----------
indemnification for which shall expire on the expiration of the applicable statute of limitations or, in the case of covenants in Article VI which have a
                                                       ----------
specific expiration date, as of such date, and if so made, such claims, and all Indemnifiable Costs incurred thereafter, shall continue after such date until finally resolved), the right to make claims for indemnification provided under this Article VIII
     ------------
shall expire on August 31, 2001 (except for any claims for Indemnifiable Costs made prior to such date which claims shall continue after such date until finally resolved). The Stockholders shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification
                               ------------
obligation sought by Iconixx hereunder exceeds $50,000, whereupon the Stockholders shall be liable for all amounts for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of the Stockholders to Iconixx under Article VIII exceed $2,500,000; provided,
                                     ------------
however, that such limitation shall not include and shall not limit any claims for the breaching of the representations and warranties of the Stockholders under Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.12 (to the extent such claims
      ------------  ---  ---  ---  ---  ---  ----
relate to Environmental and OSHA Obligations) and 3.17 or any breach of Sections
                                                  ----                  --------
8.1(B) or (C), all of which claims together shall not exceed the Purchase Price.
------    ---
Iconixx shall not be obligated to pay any amounts for indemnification under this
Article VIII until the aggregate indemnification obligation sought by
------------
Stockholders hereunder exceeds $50,000, whereupon Iconixx shall be liable for all amounts for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of Iconixx to Stockholders for claims for indemnification under this Article VIII exceed $2,500,000.
                                          ------------
However nothing in this Article VIII shall limit Iconixx or the Stockholders in
                        ------------
exercising or securing any remedies provided by applicable statutory or common law with respect to the fraudulent conduct of the Stockholders or Iconixx in connection with this Agreement or in the amount of damages that it can recover from the other in the event that Iconixx or the Stockholders successfully prove intentional fraud or intentional fraudulent conduct in connection with this Agreement. Other than as set forth in the preceding sentence, the indemnification provided for in this Section VIII is intended to be the
                                     ------------
exclusive monetary remedy of Iconixx or the Stockholders with regard to the Acquisition contemplated by this Agreement.

                                   ARTICLE IX
                                   TERMINATION

          9.1.  Termination.    This Agreement may be terminated at any time
                -----------
prior to the Closing:

                (a) by the mutual written consent of all parties hereto;

                (b) in writing by Iconixx, if the Company or any of the Stockholders has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

                (c) in writing by the Stockholders, if Iconixx has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

                (d) in writing by the Stockholders, on the one hand, or Iconixx, on the other hand, in the event the Closing has not occurred on or before February 29, 2000, unless the failure of such consummation or the failure to satisfy such condition, as applicable, shall be due to a breach of any representation or warranty made by the party or parties seeking to terminate this Agreement or the failure of such party or parties to comply in all material respects with the agreements and covenants contained herein to be performed by such party or parties.

          9.2.  Effect of Termination.  If the Acquisition is terminated
                ---------------------
pursuant to Section 9.1 by notice in writing to the non-terminating party or
            -----------
parties, this Agreement shall become void and of no further force and effect, except that (a) such termination shall not relieve (i) any party from its covenants in respect of confidentiality contained in Section 6.3 and (ii) any
                                                     -----------
party then in breach of any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach and (b)

Sections 10.4 and 10.7 shall survive termination of this Agreement.
-------------     ----

                                    ARTICLE X
                                  MISCELLANEOUS

          10.1.  Modifications.  Any amendment, change or modification of this
                 -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

          10.2.  Notices.    All notices and other communications hereunder
                 -------
shall be in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

          Iconixx:
          -------

               Iconixx Corporation
               8300 Boone Blvd.
               Suite 250
               Vienna, VA  22182
               Attention:   Thomas B. Modly
                            Jason H. Levine
               Fax No.:     (703) 790-9033
               Tel No.:     (703) 790-9008

          With a copy to:
          --------------

               Thayer Equity Investors IV, L.P.
               1455 Pennsylvania Avenue, NW
               Suite 350
               Washington, D.C.  20004
               Attention:  Robert Michalik
               Fax No.:    (202) 371-0391
               Tel No.:    (202) 371-0150

          and to:
          ------

               Hogan & Hartson L.L.P.
               Columbia Square
               Thirteenth Street, NW
               Washington, DC  20004-1109
               Attention:  Christopher J. Hagan, Esq.
               Fax No.:    (202) 637-5910
               Tel No.:    (202) 637-5600

          The Company or the Stockholders:
          -------------------------------

               c/o Lead Dog Design, Inc.
               212 West 35th Street, 8th Floor
               New York, NY  10001
               Attention:  Ronald Heffernan
               Fax No.:    (212) 564-6886
               Tel No.:    (212) 564-5070

          With a copy to:
          --------------

               Olshan Grundman Frome Rosenzweig &
                Wolosky LLP
               505 Park Avenue
               New York, NY  10022
               Attention:  Robert H. Friedman
               Fax No.:    (212) 935-1787
               Tel No.:    (212) 753-7200

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.


          10.3.  Counterparts; Facsimile Transmission.  This Agreement may be
                 ------------------------------------
executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

          10.4.  Expenses.  Each of the parties hereto will bear all costs,
                 --------
charges and expenses incurred by such party in connection with this Agreement and the consummation of the Acquisition, provided, however, that the Stockholders shall bear all costs and expenses of (i) any broker involved in this transaction on behalf of the Stockholders or the Company and (ii) all legal and other expenses of the Stockholders or the Company with respect to this Agreement and the Acquisition; provided, however, that the Company may bear a portion or all of such expenses so long as no Net Working Capital Adjustment would occur. In addition, Iconixx shall pay up to $250,000 of the Company's costs and expenses owed to Friedman, Billings, Ramsey & Co., Inc. in connection with the transactions contemplated by this Agreement.

          10.5.  Binding Effect; Assignment.  This Agreement shall be binding
                 --------------------------
upon and inure to the benefit of the Company, Iconixx and the Stockholders, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or the Stockholders without the prior written consent of Iconixx. This Agreement shall be assignable by Iconixx and/or the Company to either (a) any lender providing financing to Iconixx or the Company (but only with respect to Iconixx's rights under Article II and Article VIII hereof) or (b) any
                       ----------      ------------
Subsidiary of Iconixx, provided Iconixx remain liable, in each case without the prior written consent of the Stockholders. In addition, following the Closing, Iconixx or the Company may assign any or all of its rights hereunder, without the consent of the Stockholders, in connection with any sale of all or substantially all of the assets, capital stock, partnership interests or business of the Company or Iconixx (whether effected by sale, exchange, merger, consolidation or other transaction) and provided the acquiring party shall assume all of Iconixx's or the Company's obligations hereunder.

          10.6.  Entire and Sole Agreement.  This Agreement and the other
                 -------------------------
schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

          10.7.  Governing Law.  This Agreement and its validity,
                 -------------
construction, enforcement, and interpretation shall be governed by the substantive laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

          10.8.  Survival of Representations, Warranties and Covenants.
                 -----------------------------------------------------
Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the Acquisition shall survive the Closing for a period ending on August 31, 2001 provided (a) the representations and warranties contained in Section 3.17 of this Agreement, and
                                            ------------
the related indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities including any extension of such periods plus sixty (60) days, (b) the representations, warranties and covenants contained in Sections 3.1, 3.2, 3.3,
                                                       ------------  ---  ---
3.4, 3.5, 3.6 and 6.5(c) of this Agreement, and the related indemnities, shall
---  ---  ---     ------
survive the Closing indefinitely and not expire, (c) all covenants in this Agreement which have an expiration date contained therein shall expire as of such date and (d) all other covenants in this Agreement which do not have an expiration date shall expire upon the expiration of the applicable statutes of limitation

          10.9.  Invalid Provisions.  If any provision of this Agreement is
                 ------------------
deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

          10.10.  Public Announcements.  Neither the Stockholders nor the
                  --------------------
Company (pre-Closing) shall make any public announcement of the Acquisition without the prior written consent of Iconixx, which consent shall not be unreasonably withheld.

          10.11.  Remedies Cumulative.  The remedies of the parties under this
                  -------------------
Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

          10.12.  Third Parties.  Except as specifically set forth or referred
                  -------------
to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

          10.13.  No Strict Construction.  The parties hereto have
                  ----------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          10.14.  Disclosure Schedules.  An item disclosed in any part of the
                  --------------------
Disclosure Schedules attached hereto shall be deemed disclosed in response to other applicable Disclosure Schedules sections to the extent cross-referenced therein.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                         THE COMPANY:
                         -----------

                         LEAD DOG DESIGN, INC.


                         By:  /s/ Ronald P. Heffernan
                              ------------------------------------------------
                              Ronald P. Heffernan
                              President and Chief Executive Officer



                         STOCKHOLDERS:
                         ------------


                         /s/ Ronald P. Heffernan
                         -----------------------------------------------------
                         Ronald P. Heffernan


                         /s/ Michael Matteo
                         -----------------------------------------------------
                         Michael Matteo


                         /s/ Lucia Chang Heffernan
                         -----------------------------------------------------
                         Lucia Chang Heffernan


                         /s/ Monica Hsu
                         -----------------------------------------------------
                         Monica Hsu


                         /s/ Robert Friedman as Attorney in Fact
                         -----------------------------------------------------
                         David Musicant

                         The Kelly A. Heffernan Trust

                         /s/ Ronald Heffernan
                         -----------------------------------------------------
                         By:  Ronald Heffernan
                         Its:  Attorney in Fact

                         The Tracy Heffernan Cipully Trust

                         /s/ Ronald Heffernan
                         -----------------------------------------------------
                         By:  Ronald Heffernan
                         Its:  Attorney in Fact


                         ICONIXX:
                         -------

                         ICONIXX CORPORATION


                         By:  /s/ Graham B. Perkins
                         -----------------------------------------------------
                              Name:  Graham B. Perkins
                              Title: Vice President and Secretary

The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.